Exhibit 5.1

October 16, 2026

Valion Bio, Inc.

1305 E. Houston Street, Building 1, Suite 311

San Antonio, TX 78205

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Valion Bio, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 on the date hereof (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof.

The Registration Statement relates to the resale or other disposition by the selling stockholder named in the prospectus accompanying the Registration Statement (the “Selling Stockholder”) of up to 3,954,381 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which consist of (i) up to 536,159 shares of Common Stock issuable upon conversion of an aggregate of 1,850 shares of Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), based on the conversion price of $3.62, of which (A) 250 shares of Series B Preferred Stock were issued to 3i, LP (“3i”) pursuant to that certain Securities Purchase Agreement, dated as of April 29, 2025 (as assigned and amended as of December 9, 2025 by the Series B Amendment, the “Series B Preferred Purchase Agreement”), between the Company and 3i, (B) 1,500 shares of Series B Preferred Stock were issued to 3i pursuant to that certain Letter Agreement, dated as of August 17, 2026 (the “First Side Letter”), between the Company and 3i, and (C) 100 shares of Series B Preferred Stock were issued to 3i pursuant to that certain Letter Agreement, dated as of August 31, 2026 (the “Second Side Letter”), between the Company and 3i; (ii) up to 2,308,780 shares of Common Stock issuable upon conversion of 7,637 shares of Series C Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), based on the fixed conversion price of $3.62, issued to 3i pursuant to the Second Side Letter; and (iii) up to 1,109,442 shares of Common Stock issuable upon exercise of certain warrants to purchase Common Stock (collectively, the “Warrants”), of which (A) 6,242 shares of Common Stock are issuable upon exercise of that certain Warrant to Purchase Shares of Common Stock issued to 3i on June 17, 2026 in connection with the Series B Preferred Purchase Agreement, (B) 46,154 shares of Common Stock are issuable upon exercise of that certain Warrant to Purchase Shares of Common Stock issued to 3i on August 18, 2026 in connection with the Series B Preferred Purchase Agreement and the First Side Letter, (C) 3,077 shares of Common Stock are issuable upon exercise of that certain Warrant to Purchase Shares of Common Stock issued to 3i on August 31, 2026 in connection with the Series B Preferred Purchase Agreement and the Second Side Letter, and (D) 1,053,969 shares of Common Stock are issuable upon exercise of that certain Warrant to Purchase Shares of Common Stock issued to 3i on August 31, 2026 in connection with that certain Securities Purchase Agreement, dated as of December 9, 2025 (the “Series C Preferred Purchase Agreement”) between the Company and 3i and the Second Side Letter.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

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In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) the Certificate of Designation of Preferences, Rights and Limitations of the Series B Non-Voting Convertible Preferred Stock (the “Series B COD”), (iii) the Certificate of Designation of Preferences, Rights and Limitations of the Series C Non-Voting Convertible Preferred Stock (the “Series C COD”), (iv) the Registration Statement, (v) the Series B Preferred Purchase Agreement, (vi) the Series C Preferred Purchase Agreement, (vii) the First Side Letter, (viii) the Second Side Letter, (ix) the Warrants, and (x) such other corporate documents and records as we deemed appropriate for purposes of the opinions set forth herein. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection therewith we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. Our opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others. We have also assumed that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time that any of the Shares are offered and sold as contemplated by the Registration Statement and (ii) all of the Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the Shares to be resold by the Selling Stockholder have been duly authorized and, if and when issued and delivered by the Company upon (i) conversion of the shares of Series B Preferred Stock in accordance with the terms of the Series B COD, the Series B Preferred Purchase Agreement, the First Side Letter and the Second Side Letter, (ii) conversion of the shares of Series C Preferred Stock in accordance with the terms of the Series C COD, the Series C Preferred Purchase Agreement and the Second Side Letter, and (iii) exercise of the Warrants against payment of the consideration set forth in the Warrants, in each case as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the Delaware General Corporation Law and reported judicial decisions applicable thereto and we express no opinion as to laws of any other jurisdiction.

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We assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement filed by the Company. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.

Snell & Wilmer L.L.P.

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